Exhibit 4.2

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED             , 2012 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE FROM BROADRIDGE CORPORATE ISSUER, INC. THE INFORMATION AGENT, BY CALLING TOLL FREE                     .

LEAVE BLANK FOR BROADRIDGE PURPOSES ONLY

DCB Financial Corp

NON – TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non–transferable Subscription Rights to Purchase Common Shares, No Par Value Per Share, of DCB Financial Corp at a Subscription Price of $3.80 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 PM EASTERN TIME ON                     UNLESS EXTENDED BY THE COMPANY.

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of nontransferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase, subject to potential purchase limits for shareholders, attempting to own 9.9% or more of our shares, one common share, without par value, of DCB Financial Corp, an Ohio corporation, (the “Company”), at a subscription price of $3.80 per share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus. If any common shares available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Excess Shares”), any Rights holder that exercises its Basic Subscription Right in full may subscribe for a number of Excess Shares consistent with the terms and conditions of the Rights Offering, as described in the Prospectus (the “Oversubscription Rights”).

The Rights represented by this Subscription Rights Certificate may be exercised by completing the form below and by returning the full payment for each common share purchased in accordance with the instructions contained herein. You should receive your share certificates within one week of the expiration date of this rights offering, which expires             , 2012, unless there is an extension.

The Company is not offering, selling, or soliciting any purchase of shares in any state or other jurisdiction in which the rights offering is not permitted.

Ronald J. Seiffert

President and Chief Executive Officer

Dated:

PLEASE COMPLETE, SIGN, AND DELIVER THE FOLLOWING

BOX 1. | Please do not exercise my Subscription Rights for common shares. (If you check this box, please skip to the Signature section on the other side of this page.)

BOX 2. | Please exercise Subscription Rights and purchase the number common shares as set forth on the other side of this page.

NUMBER OF SHARES YOU’D LIKE TO BUY PAYMENT

Shares requested for Basic Subscription Rights             x $3.80 share = $            (line 1)

Shares requested for Oversubscription Rights Purchase*             x $3.80 share = $            (line 2)

TOTAL PAYMENT REQUIRED = $

(sum of line 1 and line 2)

I (we) owned, either directly or indirectly, this many shares at 5:00 p.m. Eastern Time on             :

*	Shareholders must fully exercise their Basic Subscription Rights to be eligible for Oversubscription Rights purchase. If you fully exercise your Basic Subscription Right, shares requested for Oversubscription Rights purchase can be from zero to whatever number you'd like, subject to the limitations described in the Prospectus.

BOX 3a. |	I certify that the purchase of common shares pursuant to the Subscription Rights (basic or oversubscription) will not result in my (our) owning either directly or indirectly, of record or beneficially, more than of the outstanding common shares.

OR

BOX 3b. |	The purchase of shares pursuant to the Subscription Rights (whether basic or oversubscription) would result in my (our) owning, either directly or indirectly, of record or beneficially, more than of the outstanding common shares.

BOX 4a. |       Payment in the following amount is enclosed: $             (This amount must equal the amount shown in “Total payment required” of Box 2 above and be a cashier’s or certified check drawn on a U.S. bank payable to “Broadridge FBO DCB Financial Corp”)

OR

BOX 4b. | Please wire the total amount of Box 2 above to U.S. Bank, Minneapolis, MN, ABA No. 123000848, Account No: 153910722518 for the benefit of “Broadridge, Subscription Agent for DCB Financial Corp”, referencing the rights holder’ name as the wire’s issuer.

SIGNATURE NAME (Please type or print) DATE

Please send the shares to this name and address:

VALID DELIVERY REQUIRES YOU TO DELIVER THIS FORM AND PAYMENT, IF ANY, BY HAND, MAIL, OR OVERNIGHT COURIER TO:

Broadridge Subscription Dept.,

Broadridge Corporate Issuer Solutions, Inc.

Attn: Re-Organization Department

1981 Marcus Avenue, Suite 100

Lake Success, NY 11042

IF YOU SPECIFY THAT SHARES BE SENT TO SOMEONE OTHER THAN YOURSELF, PLEASE HAVE YOUR ABOVE SIGNATURE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANK, STOCK BROKER, SAVINGS & LOAN ASSOCIATION OR CREDIT UNION) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 17AD-15.

SIGNATURE GUARANTEE

By:
Name of Bank or Firm Signature Name and title